Exhibit 99.1

uniQure Announces Sale of Royalty Interest in HEMGENIX®
for Up To $400 Million

~ uniQure to receive $375 million upfront cash payment ~

~ Under the existing agreement with CSL Behring, uniQure retains the rights to future milestones totaling up to $1.5 billion and maintains an interest in HEMGENIX® royalties ~

~ Capped royalty financing provides uniQure non-equity-dilutive capital to advance its broad gene therapy pipeline, including AMT-130 for Huntington’s disease ~

Lexington, MA and Amsterdam, the Netherlands, May 15, 2023 — uniQure N.V. (NASDAQ: QURE), a leading gene therapy company advancing transformative therapies for patients with severe medical needs, today announced it has entered into a definitive agreement to sell a portion of the royalty rights due to uniQure from CSL Behring from the net sales of HEMGENIX® (etranacogene dezaparvovec-drbl) to HealthCare Royalty (HCRx) and Sagard Healthcare for a gross purchase price of up to $400 million in cash.

“This attractive financing provides uniQure with immediate, non-equity-dilutive capital to continue to invest in our AAV gene therapy pipeline and platform and to advance potentially breakthrough gene therapies for patients, including AMT-130 in Huntington’s disease, AMT-260 for refractory temporal lobe epilepsy, AMT-162 for SOD-1 ALS and other product candidates,” stated Matt Kapusta, chief executive officer of uniQure. “The partial monetization of this royalty stream validates the significant potential of HEMGENIX® global sales while substantially reducing commercialization risk for uniQure. We are pleased to reach this agreement with HealthCare Royalty and Sagard Healthcare, each of whom is a recognized leader in funding innovation across life sciences, and look forward to furthering our opportunities for growth and value creation.”

Under the terms of the agreement, uniQure will receive an upfront cash payment of $375 million in exchange for the lowest royalty tier on CSL Behring’s worldwide net sales of HEMGENIX® up to 1.85 times the purchase price until June 30, 2032 or, if such cap is not met by June 30, 2032, up to 2.25x the purchase price through December 31, 2038.

uniQure also is eligible to receive an additional $25 million milestone payment if 2024 net sales of HEMGENIX® exceed a pre-specified threshold. uniQure will retain the rights to all other royalties under its existing Commercialization and License Agreement with CSL Behring, as well as contractual milestones totaling up to $1.5 billion, including the $100 million milestone for the first U.S. product sale and the $75 million milestone for the first product sale in one of five major European countries if achieved prior to July 2, 2023. The transaction is expected to close no later than 15 business days from signing.

Clarke B. Futch, Chairman and Chief Executive Officer of HCRx, stated, “We believe that real innovation is the lifeblood of the biotechnology industry, and it’s a rare opportunity to be part of a true first, with HEMGENIX® being the first gene therapy approved for adults with hemophilia B. We are pleased to be able to provide uniQure with the opportunity to immediately monetize their royalty asset to allow them to continue to develop their innovative gene therapy programs.”

“Sagard is excited to complete this transaction and support uniQure with its mission to develop one-time, transformative gene therapies for patients in need,“ said David MacNaughtan, Partner and Head of Sagard Healthcare. “Sagard’s investment reflects our confidence in the commercial prospects of HEMGENIX® which is marketed by CSL Behring.”

uniQure led the multi-year development of HEMGENIX® and completed an exclusive global license and commercialization agreement with CSL Behring in May 2021. HEMGENIX® is approved for the treatment of hemophilia B in the U.S., Europe and United Kingdom. CSL Behring also is pursuing registration in additional countries.

uniQure expects the transaction will extend its cash runway into the second quarter of 2026, assuming receipt of the contractual milestone payment for the first sale of HEMGENIX® in the U.S.

Moelis & Company LLC acted as financial advisor to uniQure in this transaction and Ropes & Gray, LLP acted as legal advisor.

HCRx was represented in the transaction by Sidley Austin, LP.

Sagard was represented in the transaction by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

About HEMGENIX®

HEMGENIX® is a gene therapy that reduces the rate of abnormal bleeding in eligible people with hemophilia B by enabling the body to continuously produce factor IX, the deficient protein in hemophilia B. It uses AAV5, a non-infectious viral vector, called an adeno-associated virus (AAV). The AAV5 vector carries the Padua gene variant of Factor IX (FIX-Padua) to the target cells in the liver, generating factor IX proteins that are 5x-8x more active than normal. These genetic instructions remain in the target cells, but generally do not become a part of a person’s own DNA. Once delivered, the new genetic instructions allow the cellular machinery to produce stable levels of factor IX.

HEMGENIX® is a registered trademark of CSL Behring.

About uniQure

uniQure is delivering on the promise of gene therapy – single treatments with potentially curative results. The recent approvals of our gene therapy for hemophilia B – an historic achievement based on more than a decade of research and clinical development – represents a major milestone in the field of genomic medicine and ushers in a new treatment approach for patients living with hemophilia. We are now leveraging our modular and validated technology platform to advance a pipeline of proprietary gene therapies for the treatment of patients with Huntington's disease, refractory temporal lobe epilepsy, ALS, Fabry disease, and other severe diseases. www.uniQure.com

About HealthCare Royalty

HCRx is a leading royalty acquisition company focused on commercial or near-commercial stage biopharmaceutical products. HCRx has $6.3 billion in cumulative capital commitments with offices in Stamford (CT), San Francisco, Boston and London. For more information, visit www.healthcareroyalty.com. HEALTHCARE ROYALTY® and HCRx® are registered trademarks of HealthCare Royalty Management, LLC.

About Sagard Healthcare

Sagard Healthcare is Sagard’s biopharmaceutical royalties investment strategy, investing in royalties and credit backed by approved and commercial biopharmaceutical products, diagnostics and medical devices. Sagard is a multi-strategy alternative investment asset management firm with more than $13 billion under management and professionals located in Canada, the U.S. and Europe. We invest in venture capital, private equity, private credit, real estate and royalties. We deliver flexible capital, an entrepreneurial culture, and a global network of investors, commercial partners, advisors, and value creation experts. Our dynamic and supportive ecosystem gives our partners the advantage they need to learn, grow and win at every stage. Sagard also engages in private wealth management and new venture creation.

uniQure Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as "anticipate," "believe," "could," “establish,” "estimate," "expect," "goal," "intend," "look forward to", "may," "plan," "potential," "predict," "project," “seek,” "should," "will," "would" and similar expressions. Forward-looking statements are based on management's beliefs and assumptions and on information available to management only as of the date of this press release. These forward-looking statements include, but are not limited to, statements about whether HEMGENIX® will be a commercial success. The Company’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risks associated with the regulatory approval and commercial launch of HEMGENIX®, our clinical trial for Huntington’s disease, the impact of financial and geopolitical events on our Company and the wider economy and health care system, our Commercialization and License Agreement with CSL Behring, our clinical development activities, clinical results, collaboration arrangements, regulatory oversight, product commercialization and intellectual property claims, as well as the risks, uncertainties and other factors described under the heading "Risk Factors" in the Company’s periodic securities filings, including its Annual Report on Form 10-K filed February 27, 2023 and its Quarterly Report on Form 10-Q filed May 9, 2023. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the Company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

uniQure Contacts:

FOR INVESTORS:		FOR MEDIA:

Maria E. Cantor	Chiara Russo	Tom Malone
Direct: 339-970-7536	Direct: 617-306-9137	Direct: 339-970-7558
Mobile: 617-680-9452	Mobile: 617-306-9137	Mobile:339-223-8541
m.cantor@uniQure.com	c.russo@uniQure.com	t.malone@uniQure.com